Exhibit 10.1

Execution Copy

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”), dated as of June 22, 2017, is made by and among Ladder Capital Finance LLC, a Delaware limited liability company (the “Company”), Ladder Capital Corp, a Delaware corporation (“LCC”) and Michael Mazzei (“Mazzei”).

WHEREAS, the Company and Mazzei are parties to that certain Amended and Restated Employment Agreement, dated as of January 23, 2014 (the “Employment Agreement”), pursuant to which Mazzei is currently employed by the Company as the Company’s President;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such capitalized terms in the Employment Agreement;

WHEREAS, reference is hereby made to (i) Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Holdings”) and (ii) LCC’s 2014 Omnibus Incentive Plan, as in effect from time to time (the “Incentive Plan”);

WHEREAS, for purposes of this Agreement, (i) the term “Ladder Companies” means LCC, Holdings, the Company and their respective direct or indirect subsidiaries, whether currently existing or hereafter acquired or formed, (ii) the term “Common Shares” means shares of LCC’s Class A Common Stock and (iii) the term “Disability” shall have the meaning given to such term in the Incentive Plan; and

WHEREAS, LCC, the Company and Mazzei have determined that it is in their respective best interests for Mazzei to cease to be an employee of the Company and to cease to be the Company’s President on the Separation Date (as herein defined) and for Mazzei to be appointed as a member of the board of directors of LCC (the “LCC Board”), all on the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows.

1.                                      Mazzei’s Outstanding Options.

(a)                                 Reference is hereby made to (i) the Nonqualified Stock Option Award Agreement, dated as of February 18, 2015, by and between LCC and Mazzei (the “2015 Option Agreement”) pursuant to which LCC granted to Mazzei an option to purchase 138,140 Common Shares for an initial exercise price of $18.84 per Common Share (which exercise price was adjusted to, and as of the date hereof is, $16.53 per Common Share as a result of an equitable adjustment made by LCC’s compensation committee as of January 21, 2016 as a result of a stock dividend that had been paid by LCC) (the “2015 Option”), which 2015 Option vests and becomes exercisable in three pro rata equal installments on each of February 18, 2016, February 18, 2017 and February 18, 2018 and (ii) the Cash and Stock Award and Dividend Equivalent Rights Agreement, dated as of February 18, 2017, by and between LCC and Mazzei (the “DER Agreement”) pursuant to which LCC granted to Mazzei certain dividend equivalent rights with respect to the 2015 Option (the “2015 DERs”).

(b)                                 Reference is hereby made to the Nonqualified Stock Option Award Agreement, dated as of February 18, 2016, by and between LCC and Mazzei (the “2016 Option Agreement”; and collectively with the 2016 Option Agreement, the “Option Agreements”) pursuant to which LCC granted to Mazzei an option to purchase 67,416 Common Shares for an initial exercise price of $11.87 per Common Share (the “2016 Option”; and collectively with the 2015 Option, the “Options”), which 2016 Option vests and becomes exercisable (without regard to the retirement eligibility provision included in the 2016 Option Agreement) in three pro rata equal installments on each of February 18, 2017, February 18, 2018 and February 18, 2019, and which includes, pursuant to Section 6 of the 2016 Option Agreement, certain dividend equivalent rights.

2.                                      Mazzei’s Outstanding Unvested Restricted Stock.

(a)                                 Reference is hereby made to the Restricted Stock Award Agreement, dated as of February 18, 2015, by and between LCC and Mazzei (the “2015 Restricted Stock Agreement”) pursuant to which LCC granted to Mazzei 141,879 Common Shares, (i) 50% of which vest (along with any stock or cash dividends paid with respect thereto during the period in which any such Common Shares are unvested) in three pro rata equal installments on each of February 18, 2016, February 18, 2017 and February 18, 2018 (such shares, the “2015 Time Vesting Restricted Shares”) and (ii) the remaining 50% of which vest (along with any stock or cash dividends paid with respect thereto during the period in which any such Common Shares are unvested) in three pro rata equal installments based on LCC’s return on equity for each calendar year ending on  December 31, 2015, December 31, 2016 and December 31, 2017 in the manner set forth in the 2015 Restricted Stock Agreement (such shares, the “2015 Performance Vesting Restricted Shares”), which return on equity thresholds have been achieved for the calendar year ending on December 31, 2015 and December 31, 2016.

(b)                                 Reference is hereby made to the Restricted Stock Award Agreement, dated as of February 18, 2016, by and between LCC and Mazzei (the “2016 Restricted Stock Agreement”) pursuant to which LCC granted to Mazzei 181,971 Common Shares, (i) 50% of which vest (along with any stock or cash dividends paid with respect thereto during the period in which any such Common Shares are unvested, and without regard to the retirement eligibility provision included in the 2016 Restricted Stock Agreement) in three pro rata equal installments on each of February 18, 2017, February 18, 2018 and February 18, 2019 (such shares, the “2016 Time Vesting Restricted Shares”) and (ii) the remaining 50% of which vest (along with any stock or cash dividends paid with respect thereto during the period in which any such Common Shares are unvested) in three pro rata equal installments based on LCC’s return on equity for each calendar year ending on  December 31, 2016, December 31, 2017 and December 31, 2018 in the manner set forth in the 2016 Restricted Stock Agreement (such shares, the “2016 Performance Vesting Restricted Shares”), which return on equity thresholds have been achieved for the calendar year ending on December 31, 2016.

(c)                                  Reference is hereby made to the Restricted Stock Award Agreement, dated as of February 18, 2017, by and between LCC and Mazzei (the “2017 Restricted Stock Agreement”; and collectively with the 2015 Restricted Stock Agreement and the 2016 Restricted Stock Agreement, the “Restricted Stock Agreements”) pursuant to which LCC granted to Mazzei 169,675 Common Shares, (i) 50% of which vest (along with any stock or cash dividends paid with respect thereto during the period in which any such Common Shares are unvested, and without regard to the retirement eligibility provision included in the 2016 Restricted Stock Agreement) in three pro rata equal installments on each of February 18, 2018, February 18, 2019 and February 18, 2020 in the manner set forth in the 2017 Restricted Stock Agreement (such shares, the “2017 Time Vesting Restricted Shares”; and collectively with the 2015 Time Vesting Restricted Shares and the 2016 Time Vesting Restricted Shares, the “Time Vesting Restricted Shares”) and (ii) the remaining 50% of which vest (along with any stock or cash dividends paid with respect thereto during the period in which any such Common Shares are unvested) in three pro rata equal installments on based on LCC’s return on equity for each calendar year ending on  December 31, 2017, December 31, 2018 and December 31, 2019 in the manner set forth in the 2017 Restricted Stock Agreement (such shares, the “2017 Performance Vesting Restricted Shares”; and collectively with the 2015 Performance Vesting Restricted Shares and the 2016 Performance Vesting Restricted Shares, the “Performance Vesting Restricted Shares”).

3.                                      Separation Date.

(a)                                 The Company and Mazzei hereby agree that Mazzei’s last day of employment with the Company will be on June 22, 2017 (the “Separation Date”).  As of the Separation Date, the Employment Period will end as a result of Mazzei having resigned from Mazzei’s employment by the Company without Good Reason, and with the Company hereby waiving the thirty day written notice requirement by Mazzei set forth in Section 4(a) of the Employment Agreement for such a resignation by Mazzei.  Following the Separation Date, Mazzei shall continue to provide services as a member of the LCC Board, as further provided in Section 4 below.

(b)                                 Mazzei hereby agrees to execute and deliver to the Company a General Release substantially in the form of Exhibit A attached hereto (the “Mazzei Employee Release”) within 21 days following the Separation Date.

(c)                                  The Company, LCC and Mazzei hereby agree that, effective as of the Separation Date (without any further action on behalf of the Company, LCC or Mazzei):

(i)                                     Mazzei shall cease to be an employee of the Company or any other Ladder Company, and, for purposes of the Employment Agreement, the Employment Period shall end on, and the Employment Termination Date shall be, the Separation Date;

(ii)                                  the Company shall thereafter (A) pay to Mazzei any Base Salary earned and unpaid as of the Separation Date, and (B) in accordance with Section 3(g) of the Employment Agreement, reimburse Mazzei for any out-of-pocket business expenses accrued and unreimbursed as of the Separation Date subject, in each case, to any required withholding;

(iii)                               the “Restricted Period” as defined in clause (i) of Section 9(a) of the Employment Agreement is hereby amended to mean “the Employment Period and the period beginning on the Employment Termination Date and ending on the first to occur of (I) the date two years after the date from and after the Employment Termination Date on which Executive is no longer a member of the board of directors of LCC Corporation or (II) February 11, 2020”;

(iv)                              the phrase “during the Employment Period and for the eighteen month period immediately thereafter” set forth in clause (ii) of Section 9(a) of the Employment Agreement is hereby amended and restated to “during the Employment Period and during the period beginning on the Employment Termination Date and ending on the first to occur of (I) the date two years after the date from and after the Employment Termination Date on which Executive is no longer a member of the board of directors of LCC Corporation or (II) August 11, 2020”;

(v)                                 so long as Mazzei has executed and delivered to the Company the Mazzei Employee Release by no later than 21 days after the Separation Date, and so long as Mazzei has not duly revoked the Mazzei Employee Release within the revocation period prescribed therein, then, notwithstanding any of the terms of the Option Agreements, the Restricted Stock Agreements and the DER Agreement:

(A)                               the 2015 Time Vesting Restricted Shares, the 2016 Time Vesting Restricted Shares and the 2017 Time Vesting Restricted Shares that are unvested as of the Separation Date (along with any stock or cash dividends paid with respect thereto during the period in which any such Time Vesting Restricted Shares are unvested) shall thereafter continue to vest in accordance with their terms on the applicable dates on which unvested Time Vesting Restricted Shares would have vested had Mazzei continued to be an employee of the Company so long as, on or prior to such date of vesting, Mazzei (I) has not breached or violated any of the non-compete, non-solicitation or other restrictive covenants set forth in Section 9(a) of the Employment Agreement (as modified by Sections 3(c)(iii) and 3(c)(iv) hereof) (a “Mazzei Breach”) and (II) has not ceased to be a member of the LCC Board (unless such cessation is the result of Mazzei’s death or Disability) (in either case of such subclause (I) or (II), a “Mazzei Forfeiture Event”) (and if a Mazzei Forfeiture Event occurs, then any and all such unvested Time Vesting Restricted Shares (along with any stock or cash dividends paid with respect to such unvested Time Vesting Restricted Shares) as of the time of such Mazzei Forfeiture Event shall be immediately forfeited to LCC);

(B)                               the 2015 Performance Vesting Restricted Shares, the 2016 Performance Vesting Restricted Shares and the 2017 Performance Vesting Restricted Shares that are unvested as of the Separation Date (along with any stock or cash dividends paid with respect thereto during the period in which any such Performance Vesting Restricted Shares are unvested) shall thereafter continue to vest in accordance with their terms on such dates (if any) on which the applicable return on equity thresholds for LCC have been satisfied as set forth in the applicable Restricted Stock Agreement so long as, on or prior to such date of vesting, a Mazzei Forfeiture Event has not occurred (and if a Mazzei Forfeiture Event occurs, then any and all such unvested Performance Vesting Restricted Shares (along with any stock or cash dividends paid with respect to such unvested Performance Vesting Restricted Shares) as of the time of such Mazzei Forfeiture Event shall be immediately forfeited to LCC);

(C)                               the portion of the Options that are unvested as of the Separation Date shall thereafter continue to vest in accordance with their terms on such dates (if any) on which such portion of the unvested Options would have vested had Mazzei continued to be an employee of the Company so long as, on or prior to such date of vesting, a Mazzei Forfeiture Event has not occurred (and if a Mazzei Forfeiture Event occurs, then any and all such unvested Options as of the time of such Mazzei Forfeiture Event shall terminate and expire);

(D)                               notwithstanding Section 4 of each Option Agreement, the vested portion of the Option granted pursuant to such Option Agreement (including any applicable portion of such Option that may vest after the Separation Date) shall remain exercisable until the first to occur of (x) the date of a Mazzei Breach, (y) the date 90 days after the first date after the Separation Date on which Mazzei is no longer a member of the LCC Board (unless Mazzei ceases to be a member of the LCC Board as a result of Mazzei’s death or Disability, in which case, the date one year after the date on which Mazzei has ceased to be a member of the LCC Board) or (z) the expiration of the stated term of such Option pursuant to Section 3(f) of such Option Agreement, at which time such vested portion of such Option shall terminate and expire; and

(E)                                if Mazzei ceases to be a member of the LCC Board as a result of Mazzei’s death or Disability, then any then unvested Time Vesting Restricted Shares and unvested portion of any Option will become fully vested, and any then unvested Performance Vesting Restricted Shares will remain outstanding and be eligible to vest (and be forfeited) in accordance with the applicable performance conditions set forth in the applicable Restricted Stock Agreement.

(vi)                              the last sentence of Section 3(c) of the Employment Agreement, and each of Section 3(d) (Retirement Eligibility Date) of the 2016 Option Agreement, Section 3(d) (Retirement Eligibility Date) of the 2016 Restricted Stock Agreement, Section 3(d) (Retirement Eligibility Date) of the 2017 Restricted Stock Agreement are hereby terminated, and to the extent the term “Retirement Eligibility Date” is used in any other sections of any of the Option Agreements or Restricted Stock Agreements such date shall be deemed to be August 11, 2020;

(vii)                           from and after the Separation Date, except as expressly provided in clause (ii) of this Section 3(c) and Section 5 hereof, and except as otherwise described in Section 4 hereof with respect to Mazzei being a member of the LCC Board after the

Separation Date, Mazzei shall not be entitled to receive any compensation, payments or benefits of any nature whatsoever from the Company or any other Ladder Company (and, in particular, Mazzei shall not receive any cash bonus or grant of restricted stock with respect to calendar year 2017 in connection with Mazzei having been an employee of the Company for a portion of 2017 or any severance payments); and

(viii)                        Mazzei shall be deemed to have resigned from all of his positions as an officer of each Ladder Company (including the Company) and from all of his positions as a member of the board of directors of each Ladder Company other than from his position as a member of the LCC Board once Mazzei is appointed as a member of the LCC Board as described in Section 4 hereof.  If requested by the Company, Mazzei will sign and deliver written resignation statements evidencing such resignations by Mazzei as of the Separation Date.

4.                                      Appointment of Mazzei to the LCC Board.  Effective no later than the Separation Date, the LCC Board will appoint Mazzei to the LCC Board as a Class III director, which appointment will fill an existing vacancy for a Class III director on the LCC Board.  Thereafter, Mazzei shall continue to be a member of the LCC Board as a Class III director until the next annual meeting of stockholders of LCC at which Class III directors are to be elected (while recognizing that Mazzei may be nominated for re-election to his position as a member of the LCC Board at such annual meeting of stockholders), or, if earlier, until Mazzei’s resignation or removal from such position.  In such capacity as a member of the LCC Board, Mazzei will be entitled to the benefits of LCC’s Second Amended and Restated Non-Employee Director Compensation Policy, as in effect from time to time.

5.                                      Employee Benefits; COBRA and COBRA Premium Payments.  Mazzei acknowledges and agrees that, effective as of the Separation Date, Mazzei will no longer be entitled to any employee benefits, except for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) that are mandated by law.  Effective as of the Separation Date, as required by the continuation coverage provisions of Section 4980B of the U. S. Internal Revenue Code of 1986, as amended (the “Code”), Mazzei shall be offered the opportunity to elect continuation coverage under the group medical plan(s) of the Company (“COBRA coverage”).  On or promptly after the Separation Date, the Company shall provide Mazzei with the appropriate COBRA coverage notice and election form for this purpose.  Mazzei shall notify the Company within two weeks of any change in Mazzei’s circumstances that would warrant discontinuation of Mazzei’s COBRA coverage and benefits.  The existence and duration of Mazzei’s rights and/or the COBRA rights of any of Mazzei’s eligible dependents shall be determined in accordance with Section 4980B of the Code.  So long as Mazzei has executed and delivered to the Company the Mazzei Employee Release by no later than 21 days after the Separation Date, and so long as Mazzei has not duly revoked the Mazzei Employee Release within the revocation period prescribed therein, then, subject to Mazzei’s timely election of continuation COBRA coverage, the Company shall until the conclusion of the Health Care Cost Reimbursement Period (as defined below) reimburse Mazzei for premiums for such COBRA coverage, subject to the Company determining that reimbursement of such premiums would not reasonably be expected to result in the imposition of any excise taxes on the Company for any failure to comply with the nondiscrimination requirements of the Patient

Protection and Affordable Care Act of 2010, as amended, in each case, subject to withholding and other appropriate deductions.  As used herein, “Health Care Cost Reimbursement Period” shall mean the period commencing on the Separation Date and ending on the earliest to occur of (x) the date twelve months after the Separation Date, (y) the date on which the Company can no longer provide Mazzei with COBRA benefits under applicable law and (z) the date on which Mazzei becomes eligible for health care coverage under the plan of a subsequent employer.

6.                                      Continuing Obligations of Mazzei.  Mazzei hereby acknowledges and agree that from and after the Separation Date, Mazzei will continue to be bound by, and will comply with, without limitation, the provisions of Sections 5, 7 and 9 of the Employment Agreement (with such Section 9 of the Employment Agreement being as amended pursuant to Sections 3(c)(iii) and (iv) hereof).

7.                                      Whistleblower Protections.  Nothing in this Agreement or the Employment Agreement shall prohibit or restrict Mazzei or Mazzei’s attorneys from:  (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (iii) accepting any U.S. Securities and Exchange Commission awards.  In addition, nothing in this Agreement prohibits or restricts Mazzei from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.  Pursuant to 18 U.S.C. § 1833(b), Mazzei will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of any Ladder Company or any affiliate of any Ladder Company that (A) is made in confidence to a Federal, state, or local government official (either directly or indirectly) or to Mazzei’s attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Mazzei files a lawsuit for retaliation by any Ladder Company for reporting a suspected violation of law, Mazzei may disclose the trade secret to Mazzei’s attorney and use the trade secret information in the court proceeding, provided that Mazzei files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section

8.                                      No Employment Relationship upon the Separation Date.  Mazzei acknowledges and agrees that upon the occurrence of the Separation Date, Mazzei will no longer be an employee of the Company or any other Ladder Company.

9.                                      Representations and Warranties.

(a)         Mazzei hereby represents and warrants to the Company that (i) this Agreement constitutes a valid and binding obligation of Mazzei enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (B) applicable equitable principles (whether considered in a proceeding at law or in equity); (ii) the execution, delivery and performance of this Agreement by Mazzei will not result in any material breach of any terms or provisions of, or constitute a material default under, any material contract, agreement or instrument to which Mazzei is a party or by which Mazzei is bound and (iii) Mazzei is not bound by an agreement that would prohibit Mazzei from being a member of the LCC Board.

(b)                                 Mazzei acknowledges and represents that he has not been denied any leave, benefits or rights to which he may have been entitled under any federal or state law, and that he has not suffered any job-related wrongs or injuries for which he might be entitled to compensation or relief.

(c)                                  the Company hereby represents and warrants to Mazzei that (i) the execution and delivery of this Agreement by the Company have been duly authorized by the Company; and (ii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (B) applicable equitable principles (whether considered in a proceeding at law or in equity).

(d)                                 LCC hereby represents and warrants to Mazzei that (i) the execution and delivery of this Agreement by LCC have been duly authorized by LCC; and (ii) this Agreement constitutes a valid and binding obligation of LCC, enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or (B) applicable equitable principles (whether considered in a proceeding at law or in equity)

10.                               Governing Law.  THE CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT SHALL AT ALL TIMES AND IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAWS.  ANY CLAIM, COMPLAINT, OR ACTION BROUGHT UNDER THIS AGREEMENT SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, WHOSE COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER CLAIMS, COMPLAINTS, OR ACTIONS BROUGHT UNDER THIS AGREEMENT, AND THE COMPANY, LCC, AND MAZZEI HEREBY AGREE AND SUBMIT TO THE PERSONAL JURISDICTION AND VENUE THEREOF.

11.                               Counterparts; Signature Transmission.  This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Signatures transmitted by facsimile or electronic mail shall be binding as evidence of each party’s agreement to be bound by the terms of this Agreement.

12.                               Burden and Benefit.  This Agreement shall be binding upon the Company and LCC (and, to the extent applicable, the other Ladder Companies) and Mazzei, and shall inure to the benefit of the Company, LCC and Mazzei, and, in each case, their respective heirs, personal and legal representatives, successors and permitted assigns.  Mazzei’s rights and obligations under this Agreement may not be assigned by Mazzei and any such assignment shall be null and void.

13.                               Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions of this Agreement.

14.                               Entire Agreement.  This Agreement (including the exhibit hereto and along with the Employment Agreement, the Option Agreements, the Restricted Stock Agreements and the DER Agreement) contains the entire agreement and understanding by and among the Company, LCC and Mazzei with respect to any services that Mazzei may provide to the Company or any other Ladder Company, and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

15.                               Waiver.  Failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

16.                               Remedies.  The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief and other equitable remedies, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

17.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Separation Agreement effective for all purposes and in all respects as of the day and year first above written.

LADDER CAPITAL FINANCE LLC

By:	Kelly Porcella
Name: Kelly Porcella
Title: General Counsel

LADDER CAPITAL CORP

By:	Kelly Porcella
Name: Kelly Porcella
Title: General Counsel

/s/ Michael Mazzei
Michael Mazzei

EXHIBIT A

FORM OF MAZZEI EMPLOYEE RELEASE

See attached.

Execution Copy

General Release

(Michael Mazzei)

I, Michael Mazzei (“Mazzei”), in consideration of and subject to the performance by Ladder Capital Finance LLC, a Delaware limited liability company (the “Company”) and Ladder Capital Corp, a Delaware corporation (“LCC”), of their respective obligations, promises and covenants under the Separation Agreement, dated as of June 22, 2017, by and among the Company, LCC and Mazzei (the “Separation Agreement”) and under this General Release, do hereby release and forever discharge as of the date hereof the Company, LCC, Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Holdings”) and their respective affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company, LCC, Holdings and their respective affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.  Reference is hereby made to that certain Amended and Restated Employment Agreement, dated as of January 23, 2014, by and between the Company and Mazzei (the “Employment Agreement”).  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such capitalized terms in the Separation Agreement.  I hereby acknowledge and agree that the Separation Date occurred on June 22, 2017.

1.                                      I understand that certain of the benefits granted or to be paid to me under Sections 3(c)(v) and 5 of the Separation Agreement represent, in part, consideration for signing this General Release.  I understand and agree that I will not receive the benefits granted to me under Section 3(c)(v) of the Separation Agreement, or the payments provided to me under Section 5 of the Separation Agreement (other than my receipt of COBRA benefits as mandated by law) unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach any provision of this General Release.  In addition to the payments the Company is required to make to me pursuant to Section 3(c)(ii) of the Separation Agreement, if I timely accept and do not revoke this General Release, then the Company shall be obligated to provide to me the payments under and in accordance with the terms of Section 5 of the Separation Agreement, and LCC shall be obligated to provide to me the benefits under and in accordance with Section 3(c)(v) of the Separation Agreement.  I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive by virtue of any employment with the Company through the Separation Date other than those payments and benefits to be paid or provided after the Separation Date as expressly described in Sections 3(c)(ii), 3(c)(v) and 5 of the Separation Agreement.

2.                                      Except as provided in paragraphs 4 and 5 below and except for the provisions of the Employment Agreement and the Separation Agreement which expressly survive the termination of my employment with the Company and only to the extent permitted by law, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-

claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.                                      I represent that I have made no assignment or transfer of any right, Claim, or other matter covered by paragraph 2 above.

4.                                      The parties hereto agree that this General Release does not waive or release: (a) any rights or claims that I (or my heirs, executors, administrators and assigns) have or may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release, (b) any rights or claims that I (or my heirs, executors, administrators and assigns) have or may have based on any event, conduct, statement, act or omission occurring after the date I execute this General Release; (c) any rights or claims that I (or my heirs, executors, administrator and assigns) have or may have arising under, or otherwise to enforce, this General Release and/or the Company’s and LCC’s obligations under the Separation Agreement; (d) any rights to or claims for defense, indemnification, and to be held harmless by the Company pursuant to and in accordance with the terms and conditions of Section 8 of the Employment Agreement; and (e) any rights or claims that I (or my heirs, affiliates, executors, administrators and assigns) have or may have (i) with respect to my or any of my affiliate’s ownership of fully vested limited partnership interests of Holdings, (ii) with respect to my or any of my affiliate’s ownership of fully vested common stock of LCC, or (iii) pursuant to any of (A) Holdings’ limited liability limited partnership agreement, (B) the Second Amended and Restated Registration Rights Agreement, dated as of March 3, 2017, by and among LCC, Holdings and the other persons a party thereto, (C) the Amended and Restated Tax Receivable Agreement, dated as of December 31, 2014, by and among LCC, Holdings and the other persons a party thereto, (D) the Indemnification Agreement, dated as of March 23, 2016, by and between LCC and Mazzei, and (E) the Option Agreements, the DER Agreement and the Restricted Stock Agreements, in each case of this clause (iii), as

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amended, restated or otherwise modified from time to time.  I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Employment Agreement and the Separation Agreement, and this General Release shall not serve as the basis for any Claim (including, without limitation, any Claim under the Age Discrimination in Employment Act of 1967).  The parties hereto agree that this General Release is subject in all respects to the terms of Section 7 of the Separation Agreement.

5.                                      In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied to the extent permitted by laws.  I expressly consent that this General Release shall be given full force and effect according to each and all of its terms and provisions, including those relating to unknown, unsuspected and unanticipated Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Employment Agreement, and that the Company and LCC would not have agreed to the terms of the Separation Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, LCC or any of their respective affiliates, or in the event I should seek to recover against the Company, LCC or any of their respective affiliates in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the extent permitted by applicable law.  Notwithstanding the foregoing, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived by law, including the right to file an administrative charge or participate in an administrative investigation or proceeding with any government entity that prohibits waiver of such rights.  I further agree that, after reasonable inquiry, I am not aware of any pending charge, complaint or facts that could reasonably be expected to give rise to any claim of the type described in paragraph 2 as of the date I execute this General Release; and, except as set forth on Schedule 5 to this General Release, the Company agrees, that after reasonable inquiry, that it is not aware of any pending charge, complaint or fact that could reasonably be expected to give rise to any claim against Michael Mazzei, as of the date the Company executes this General Release.

6.                                      I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.                                      I agree that I will forfeit all of my rights and benefits under Section 3(c)(v) of the Separation Agreement and all of my rights to receive any payments from the Company pursuant to Section 5 (other than my receipt of COBRA benefits as mandated by law) if I challenge the validity of this General Release or breach any of my obligations under this General Release or under those provisions of the Employment Agreement or the Separation Agreement that expressly survive the termination of my employment with the Company.  I also agree that if I violate this General Release by suing the Company or the

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other Released Parties with regard to any of the Claims released herein, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and return all stock or payments with respect to any stock received by me on or after the Separation Date with respect to any of the unvested Time Vesting Restricted Shares or Performance Vesting Restricted Shares as of the Separation Date and all payment received from the Company pursuant to Section 5 of the Separation Agreement.  Notwithstanding the foregoing, this paragraph 7 shall be subject to the requirements of any applicable law and shall not apply to any challenge by me to the validity of this General Release under the Older Workers Benefit Protection Act or to any suit or Claim brought under the Age Discrimination in Employment Act.

8.                                      I agree not to disparage the Company, its past and present investors, officers, directors or employees or any of its affiliates and to comply with my non-disclosure obligations under and in accordance with the terms and conditions of Section 5 of the Employment Agreement, unless a prior written release from the Company is obtained or except as otherwise permitted under Section 5 of the Employment Agreement.  I further agree that as of the date hereof, in accordance with Section 5 of the Employment Agreement and except as otherwise authorized by the Company, I have returned to the Company any and all property, tangible or intangible, relating to its business which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data).

9.                                      The Company will direct and will take reasonable measures to ensure that current officers and directors of the Company and its affiliates will not, directly or indirectly through a third party, disparage me.

10.                               Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company, LCC or by any Released Party of the Employment Agreement, the Separation Agreement or this General Release after the effective date hereof or any vested rights I may have pursuant to any retirement or pension plan.

11.                               Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

•                                          I HAVE READ IT CAREFULLY;

•                                          I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS

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UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

•                                          I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

•                                          I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

•                                          I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON                   ,       TO CONSIDER IT AND THE CHANGES MADE SINCE THE                   ,       VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

•                                          THE CHANGES TO THE AGREEMENT SINCE                    ,       EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST;

•                                          I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

•                                          I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

•                                          I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

[Remainder of this page intentionally left blank.  Signature page(s) immediately follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this General Release as of the date(s) indicated below.

Knowingly and voluntarily accepted and agreed to by the Company and LCC, after review for a reasonable and sufficient period of time and consultation with the Company’s and LCC’s attorneys, and with the full understanding of the terms, conditions and legal consequences hereof and with the intent to be bound hereby:

LADDER CAPITAL FINANCE LLC

By:
Name:
Title:

LADDER CAPITAL CORP

By:
Name:
Title:

Date:

EMPLOYEE

MICHAEL MAZZEI

Date: